Exhibit 99.2

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

Form, Name, Registered Office, Object, Duration

I.	FORM

1.1.There exists a company in the form of a private limited liability company (société à responsabilité limitée) (the "Company") which will be governed by the laws of the Grand Duchy of Luxembourg, notably the Act of 10 August 1915 on commercial companies, as amended (the "Law"), Article 1832 of the Luxembourg Civil Code, as amended, and the present articles of incorporation (the "Articles").

1.2.The Company may have one sole shareholder or several shareholders (the “Shareholder(s)”), provided that the number of shareholders does not exceed 100.

II.COMPANY NAME

2.1.The Company exists under the name “Nextel Holdings S.à r.l.

III.REGISTERED OFFICE

3.1.The Company has its registered office in the City of Luxembourg. It may be transferred within the same municipality or in any other municipality in the Grand Duchy of Luxembourg by a resolution of the shareholders of the Company or by a resolution of the Board or the Sole Manager, as the case may be, in which case the Board or the Sole Manager, as the case may be, shall have the power to amend the Articles accordingly.

3.2.Branches or other offices may be established either in the Grand Duchy of Luxembourg or abroad by decision of the Board of Managers.

3.3.In the event that, in the opinion of the Board of Managers, extraordinary political, economic or social developments occur or are imminent which would interfere with the normal activities of the Company at its registered office or with the ease of communications with the said office or between the said office and persons abroad, it may temporarily transfer the registered office abroad, until the end of these abnormal circumstances. Such temporary measures will have no effect on the nationality of the Company which, notwithstanding the temporary transfer of the registered office, will remain a company governed by the Law.

IV.CORPORATE PURPOSE

The object of the Company is the direct and indirect acquisition and holding of stakes, in any form whatsoever, in Luxembourg and/or foreign undertakings, as well as the administration, development and management of such stake holdings.

This includes without limitation the investment in, acquisition and disposal of, grant or issuance of preferred equity certificates, loans, bonds, notes, debentures and other debt instruments, shares, warrants and other equity instruments or rights, including without limitation, shares of Capital Stock, limited partnership interests, limited-liability company interests, preferred shares, securities and swaps, and any combination of the foregoing, in each case whether readily marketable or not, as well as obligations (including without limitation synthetic securities obligations) in any type of company, entity or other legal person.

The Company may also use its funds to invest in real estate, intellectual property rights or any other movable or immovable asset in any form or of any kind.

The Company may grant pledges, guarantees, liens, mortgages and any other form of security as well as any form of indemnity, to Luxembourg or foreign entities, in respect of its own obligations and debts.

The Company may also provide assistance in any form (including without limitation the extension of advances, loans, money deposits and credit as well as the provision of pledges, guarantees (including up-stream and side-stream guarantees), liens, mortgages and any other form of security) to the Company's Subsidiaries or to undertakings that form part of the same group to which the Company belongs (the “Group”) or to third parties including in respect of the obligations and debts of the Company’s Subsidiaries or undertakings being part of the same group to which the Company belongs, provided that doing so is in the Company's interest and does not trigger any license requirements.

In general, the Company may carry out any commercial, industrial or financial transactions and engage in such other activities as it deems necessary, advisable, convenient, incidental to, or not inconsistent with, the accomplishment and development of its corporate purpose.

Notwithstanding the foregoing, the Company shall not enter into any transaction that would cause it to be directly engaged in a regulated activity or one that requires the Company to have a financial services licence.

V.	DURATION

The Company is established for an unlimited period of time.

Share Capital, Transfer of Shares

VI.	SHARE CAPITAL

6.1.The Company’s share capital is set at USD [•], represented by [•] shares, having a nominal value of USD [1.00] each, divided into:

(a)[•] ordinary shares (the “Ordinary Shares”); and

(b)[•] preferred shares (the “Preferred Shares”).

The Ordinary Shares and the Preferred Shares are together hereinafter referred to as the “Shares” and each a “Share.” The holders of Preferred Shares are hereby referred to as the “Preferred Shareholders.” The holders of Ordinary Shares are hereby referred to as the “Ordinary Shareholders.”

6.2.In addition to the share capital, the Shareholder(s) may decide to set up a share premium account. Any premium paid on Shares in addition to the nominal value must be transferred into this share premium account. The funds of the share premium account may be used by the Company to redeem the Company's own Shares from Shareholders, to offset any net realized losses, to make distributions to Shareholders or to allocate funds to the legal reserve.

6.3.In addition to the share capital and share premium account, the Company may maintain a capital contribution account 115 (compte 115 “Apport en capitaux propres non rémunéré par des titres”) on which the Company shall allocate any capital contributions to the Company which will be made without issue by the Company of any new shares in consideration for the relevant contribution.

6.4.The Company may only acquire its own Shares for the purpose of and subject to their immediate cancellation.

6.5.The authorized share capital, including the share capital, is set at USD [541,666,667], to be divided into [116,666,667] Ordinary Shares and [425,000,000] Preferred Shares each with a nominal value of USD [1.00], with such rights and obligations as set out in these Articles. The Board is authorised, during a period starting on the day of the publication in the Registre électronique des sociétés et associations of the minutes of this deed, without prejudice to any renewals, to increase the issued share capital on one or more occasions in favour of the existing members and/or any third party having been accepted in accordance with article 189 of the Law.

6.6.Subject to any Shareholders' Agreement, the Board is authorised to determine the conditions of any capital increase including through contributions in cash or in kind, by the incorporation of reserves, issue premiums or retained earnings, or following the issue and the exercise of debt instruments or related subscription rights, convertible into or repayable by or exchangeable for shares (whether provided in the terms at issue or subsequently provided).

6.7.Subject to any Shareholders' Agreement, the Board is authorised to set the subscription price, with or without issue premium, the date from which the shares or other financial instruments will carry beneficial rights and, if applicable, the duration, amortisation, other rights (including early repayment), interest rates, conversion rates and exchange rates of the aforesaid financial instruments as well as all the other conditions and terms of such financial instruments including as to their subscription, issue and payment.

6.8.When the Board has implemented a complete or partial increase in capital as authorised by the foregoing provisions, article 6 of these Articles shall be amended to reflect that increase.

6.9.The Board is expressly authorised to delegate to any natural or legal person to accept subscriptions, conversions or exchanges, receive payment for the price of shares, bonds, subscription rights or other financial instruments, to have registered increases of capital carried out as well as the corresponding amendments to article 6 of these Articles and to have recorded in said article 6 of these Articles the amount by which the authorisation to increase the capital has actually been used and, where appropriate, the amounts of any such increase that are reserved for financial instruments which may carry an entitlement to shares.

6.10.The authorized capital of the Company may be increased or reduced by a resolution of the General Meeting adopted in accordance with the provisions set out in an amendment of these Articles.

6.11.The above authorizations may be renewed by way of a resolution of the General Meeting adopted in accordance with these Articles and subject to the provisions of the Law, each time for a period not exceeding five (5) years.

VII.	SHARES

7.1.All Shares will be registered in a shareholders register maintained by the Company in accordance with the Law

7.2.Ownership of a Share carries implicit acceptance of the Articles, any shareholders agreement of the Company that may be entered into by and among the Company and the Shareholders (the “Shareholders Agreement”) and the resolutions adopted by such Shareholders.

7.3.Subject to the limitations imposed by the Law and the Articles, the Preferred Shareholders and the Ordinary Shareholders shall vote together as a single class and each Share is entitled to one vote.

7.4.Each Share of the Company is indivisible vis-à-vis the Company. Co-owners of Shares must be represented by a common representative vis-à-vis the Company. The Company has the right to suspend the exercise of all rights attached to any Share until a common representative has been notified by the co-owners to the Company in writing or by fax.

VIII.PREFERRED SHARES

8.1.Preferred Share Investment Return.

(a)The holders of Preferred Shares shall be entitled to receive a preferred and cumulative dividend out of any assets of the Company legally available for distribution, prior and in preference to any declaration or payment of any dividend or other Distribution on the Ordinary Shares at the Preferred Share Return (the “Preferred Share Investment Return”). The Preferred Share Investment Return shall accrue without any action by the Company from the date of issuance and shall be cumulative.

(b)The Preferred Share Return shall be payable (to the extent not already paid) on the earlier of (i) subject to the decision of the Board (acting reasonably and subject to fiduciary duties) or the Shareholders, as applicable,15 Business Days following the fifth anniversary of [date of issue] (so long as the Company, in the view of the Board, has sufficient available funds to fund the Company’s operations for the two years following the fifth anniversary of the initial issuance of Preferred Shares by the Company) or (ii) a Liquidation Event; provided that the Company has sufficient available funds to make distributions in accordance with the Law.

(c)A “Liquidation Event” shall include (i) the closing of the sale, transfer or other disposition of all or a majority of the Company’s assets, (ii) the consummation of the reorganization, merger or consolidation of the Company with or into another Person (except a reorganization, merger or consolidation in which the Shareholders of the Company immediately prior to such merger or consolidation continue to hold in aggregate at least 50% of the voting power of the share capital of the Company or the surviving or acquiring Person), (iii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a Person or group of affiliated Persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such closing, such acquiring Person or group of affiliated Persons would hold more than 50% of the outstanding securities of the Company with voting rights or (iv) a liquidation, dissolution or winding up of the Company; provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the jurisdiction of the Company’s incorporation or organization or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately prior to such transaction.

(d)Upon the occurrence of a Liquidation Event, the Preferred Share Return shall be payable in the same form of consideration as the form of consideration for which the Shares of the Company are sold (provided it is in cash or shares admitted to trading and listed on a public stock exchange).

8.2.Economic Rights.

(a)Upon the occurrence of any Liquidation Event, either voluntarily or involuntarily, or any Distribution the Preferred Shareholders shall be entitled to receive, as provided herein below, an amount equal to the proceeds from such Liquidation Event or Distribution available for distribution in accordance with the Law in the following order:

(i)First, to each Preferred Shareholder an amount per Share equal to all accrued and unpaid Preferred Share Investment Return on such Share;

(ii)Second, to each Preferred Shareholder an amount per Share equal to the Preferred Share Original Issuance Price;

(iii)Third, to each Ordinary Shareholder an amount per Share equal to the Ordinary Share Original Issuance Price;

(iv)Fourth, all the remaining assets of the Company available for distribution to its Shareholders shall be distributed among the Shareholders, pro rata based on the number of Shares held by each such Shareholder.

IX.TRANSFER OF SHARES; PARTICIPATION RIGHTS.

9.1.Subject always to compliance with applicable law, no Shareholder may Transfer any Shares without the prior written consent of the other Shareholder, other than a Transfer (a) to a Permitted Transferee, (b) pursuant to the provisions of the Shareholders Agreement, or (c) as part of a sale of all of the issued and to be issued Shares of the Company pursuant to the Shareholders Agreement.

9.2.No Transfer by a Shareholder will be valid unless, in addition to complying with any other applicable requirements of the Shareholders Agreement and the Law (a) the transferee executes a joinder agreement to the Shareholders Agreement prior to any Transfer; (b) the Transfer complies in all respects with applicable securities laws; and (c) both the Shareholder whose Shares are the subject of the Transfer and the transferee execute and deliver to the Company such documents as the Company may deem to be necessary or appropriate in order to evidence compliance with item (b) above.

9.3.Any Transfer of shares must be evidenced by a notarial deed or by a private contract. No transfer of shares is binding vis-à-vis the Company or vis-à-vis third parties unless duly notified to the Company or accepted by the Company in accordance with the applicable Luxembourg law on transfers of claims, in particular, without limitation, article 190 of the Law and article 1690 of the Luxembourg Civil Code.

9.4.Certain Participation Rights. Except as expressly set forth in the Shareholders Agreement, notwithstanding any other provision hereof, the Company will not issue any New Securities without offering by notice given to all Shareholders concurrent with such issuance, the right to subscribe such Shareholder’s pro rata share of such New Securities on the same terms as such New Securities are to be issued. Except as expressly set forth in the Shareholders Agreement, any Shareholder that does not, within 15 days after receiving any notice referred to in the preceding sentence, irrevocably agree to purchase in full such Shareholder’s share of the New Securities referenced in such notice will be deemed to have irrevocably waived any and all rights under this Section 9.4 to purchase such New Securities. The procedures for the acceptance of any such offer and the closing of any such issuance will be determined by the Board. For purposes of this Section 9.4, a Shareholder’s pro rata share of New Securities is the ratio of (a) the sum of the total number of Shares owned by such Shareholder immediately prior to the issuance of the New Securities, to (b) the total number of Shares issued and outstanding immediately prior to the issuance of the New Securities. In the event that any Shareholder does not elect to subscribe its allotment of the New Securities in full, then each other Shareholder who has elected to subscribe a number of New Securities in excess of its allotment will have the right to subscribe those New Securities which such Shareholder elected not to subscribe, which such unsubscribed shares will be allocated among all overallotment offerees pro rata (up to the number of New Securities specified in such offeree’s notice) based on the number of Securities held by such overallotment offerees immediately prior to receipt of such written notice from the Company; provided, however, that no such offeree will be required to subscribe more than the number of New Securities specified in its election notice.

Management; Auditor

X.	MANAGERS; BOARD OF MANAGERS

10.1.The Company is managed by a board of managers (the “Board” or the “Board of Managers”) composed of five managers (each a “Manager”) who do not need to be shareholders appointed, or removed from office, by the General Meeting subject to the provisions of any Shareholders Agreement. The holder of a majority of the Preferred Shares (the “Majority Shareholder”) will be entitled to nominate three Managers (each Manager appointed by the Majority Shareholder being a “Class A Manager”) and one Board Participant, and (ii) subject to Section 10.3 the holder of a majority of the Ordinary Shares (the “Minority Shareholder”) will be entitled to nominate two Managers (each Manager appointed by the Minority Shareholder being a “Class B Manager”). One Manager to be appointed upon nomination by the Majority Shareholder shall be a Class A Resident Manager and one Manager to be appointed upon nomination of the Minority Shareholder, if any, shall be a Class B Resident Manager. If the Minority Shareholder shall no longer be entitled to nominate a Manager for appointment in accordance with section 10.3, the

Managers nominated for appointment by the Majority Shareholder shall remain in office or be appointed, as applicable, without designation of class.

10.2.Subject to Section 10.3 below, the Shareholders will each have the right to appoint a board participant (the “Board Participant”). The Board Participant will have the right to attend and participate in meetings of the Board as observer but cannot vote at such meetings.

10.3.For as long as the Minority Shareholder (together with its Permitted Transferees) maintains an Applicable Ownership Percentage of at least 30%, it will have the right to nominate two Class B Managers. If the Minority Shareholder’s (together with its Permitted Transferees) Applicable Ownership Percentage is less than 30% but at least 20%, the Minority Shareholder will have the right to nominate one Class B Manager, and the Majority Shareholder will have the right to nominate four Class A Managers and one Board Participant. If the Minority Shareholder’s (together with its Permitted Transferees) Applicable Ownership Percentage is less than 20%, the Minority Shareholder will only have the right to nominate one Board Participant and will no longer have the right to nominate a Class B Manager and the Majority Shareholder will have the right to nominate all five Managers and one Board Participant, and in such event the Shareholders will promptly remove any remaining Class B Manager(s) from the Board. Any Class B Manager shall have the right to serve on a board of directors, or similar governing body, of any wholly owned subsidiary of the Company at such Class B Manager’s discretion.

10.4.The Managers will hold office until their successors are elected. They may be re-elected and may be removed at any time, with or without cause, by the General Meeting in accordance with the Shareholders Agreement, the Articles and the Law.

10.5.The General Meeting may decide to appoint managers of two different classes, being Class A Managers and Class B Managers in accordance with this Article 10. Any such classification of managers shall be duly recorded in the minutes of the relevant meeting and the managers be identified with respect to the class they belong.

10.6.Even after the term of their mandate, the Managers are not entitled to disclose confidential information of the Company or any Company information which may be detrimental to the Company's interests, except when such a disclosure is mandatory by law or permitted by the Shareholders Agreement.

10.7.The Board may appoint a Manager as its chair (the "Chair of the Board"). The Chair of the Board shall not have a second, or casting, vote.

10.8.The provisions of this Section 10 remain subject to any Shareholders’ Agreement.

XI.POWERS OF THE BOARD

11.1.The Board is vested with full powers to act on behalf of the Company and to authorize, on behalf of the Company, all acts whether of an administrative or of a disposal nature which the Board in its full discretion deems necessary or useful for accomplishing the Company's object. All powers not expressly reserved by the Law, the Articles and the Shareholders Agreement to the Shareholders fall within the competence of the Board.

11.2.The Board may, subject to the provisions of any Shareholders Agreement, also set up one or more committee(s) and determine its/their composition and powers and delegate certain powers and/or special mandates to them.

11.3.The Board may confer certain powers and/or special mandates to act on behalf of and bind the Company, vis-à-vis third parties, to one or several Manager(s), Shareholder(s) or third person(s), any of these acting either alone or jointly as determined by the Board.

XII.MEETINGS OF THE BOARD AND WRITTEN DECISIONS

12.1.The Board will decide how often the Board holds meetings, provided that they are held at least four times per year and, provided further, that at least two meetings per year will be held in person in Luxembourg. Any Manager may convene a Board meeting by giving notice in accordance with Section 12.3 (the “Notice”). Unless otherwise agreed to by the Board, the meetings will take place at the Company’s registered office.

12.2.Unless expressly waived by the Managers, each of the Managers will be given Notice 10 Business Days prior to all meetings of the Board including any adjournments thereof. Unless expressly waived by the Managers, at least three Business Days prior to a meeting, a reasonably detailed meeting agenda will be sent to each of the Managers by email, courier or facsimile, which will be accompanied by any relevant papers.

12.3.A quorum of the Board will consist of at least a majority of the Managers, including two Class A Managers (if any) and one Class B Manager (if any). If a quorum is not present within one hour of the time appointed for the meeting or if quorum ceases to be present during the course of the meeting, any Class A Manager may call and give notice of the adjourned meeting. The quorum at such adjourned meeting shall be a majority of the Managers including one Class A Manager, if any. ý For the avoidance of doubt, except as expressly required by the Law, the Articles or the Shareholders Agreement, any meeting of the Board (including any adjourned meeting) may be held by video conference, telephone and other electronic conferencing means enabling several persons participating therein to simultaneously communicate with each other and which methods of participation are to be considered as equivalent to physical presence at a relevant meeting.

12.4.Except as otherwise provided in any Shareholders Agreement or the Articles, all decisions of the Board will require at least a majority of the votes of the Managers present or represented at a meeting of the Board duly noticed and convened in accordance with the Law and otherwise in accordance with the terms of the Shareholders Agreement and at which a quorum is present. The Managers attending a meeting of the Board shall each be entitled to cast one vote. The Chair of the Board shall not have a second, or casting, vote.

12.5.Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if a resolution in writing, setting forth the action to be taken, will be signed by all Managers. A written resolution signed by all Managers is proper and valid as though it had been adopted at a meeting of the Board which was duly convened and held. Such a resolution can be documented in either a single document signed by all Managers or in several separate documents all with the same content each of them signed by one or several Managers.

12.6.The minutes of Board meetings must be drawn up and signed by all Managers present at the relevant meeting. Any powers of attorney shall remain attached to the minutes.

12.7.Copies or extracts of the minutes of Board meetings shall be certified by the Board and shall be kept at the Company’s registered office in Luxembourg.

XIII.REPRESENTATION OF THE COMPANY

13.1.Where the Company is managed by a Board, the Company will be bound vis-à-vis third parties by (i) the joint signatures of a Class A Manager and a Class B Manager, where there is one, (ii) by the sole signature of any Manager where there is no Class B Manager; or (iii) by the joint or single signature of any Person(s) to whom the Board has delegated signatory authority, within the limits of such authority (irrespective of class).

XIV.CONFLICTS OF INTERESTS

14.1.Subject to the following, the conflict of interest rules as set out in article 57 of the Law shall apply.

14.2.No contract or other transaction between the Company and any other company or firm shall be affected or invalidated by the sole fact that any one or more duly authorized representatives of the Company, including but not limited to any Manager, has a personal interest in, or is a duly authorized representative of said other company or firm. Except as otherwise provided for hereafter, any duly authorized representatives of the Company, including but not limited to any Manager, who serves as a duly authorized representative of any other company or firm with which the Company contracts or otherwise engages in business, shall not for that sole reason, be automatically prevented from considering and acting upon any matters with respect to such contract or other business.

14.3.Notwithstanding the above, in the event that any Manager has any personal interest in any transaction to which the Company is a party, other than transactions falling with the scope of the day-to-day management of the Company, concluded in the Company’s ordinary course of business and at arm’s length, s/he shall inform the Board of Managers of any such personal interest and shall not consider or vote on any such transaction. Any such transaction and such Manager’s interest therein shall be reported to the sole shareholder, or as the case may be, to the next general meeting of the shareholders.

14.4.If all Managers are conflicted with respect to a certain matter, the matter shall be resolved upon by the general meeting of shareholders of the Company (the “General Meeting”) or the sole Shareholder (as applicable).

XV.INDEMNIFICATION OF MANAGERS

15.1.The Company will, to the fullest extent permitted by Law, indemnify its Manager(s), and, if applicable, their successors, heirs, executors and administrators, against damages and expenses reasonably incurred in connection with any action, suit or proceeding to which the Manager(s) is/(are) party for being or having been Manager(s) of the Company or, at the request of the Company, of any other company of which the Company is a shareholder or creditor if and to the extent they are not entitled to indemnification by such other company.

15.2.Indemnification will only be provided if and to the extent the Manager(s) is/(are) not finally adjudged in an action, suit or proceeding to be liable for gross negligence or misconduct.

15.3.In the event of a settlement, indemnification will only be provided if and to the extent the Company is advised by its legal counsel that the Manager(s) did not commit a breach of his/her duties.

15.4.The foregoing right of indemnification does not exclude other rights to which the Manager(s) and, if applicable its/(their) successors, heirs, executors and administrators may be entitled.

XVI.AUDIT

16.1.If no licensed independent auditor (réviseur d’entreprises agréé) is required by the Law and the Company has more than 60 Shareholders, the Company's annual accounts are to be supervised by one or more supervisory auditor(s) (commissaire(s) aux comptes), which can either be one or several Shareholders or third persons.

16.2.If no licensed independent auditor (réviseur d’entreprises agréé) is required by the Law and the Company has 60 or less Shareholders, the Shareholders may decide, without being obliged to do so, to have the annual accounts supervised by one or more statutory auditor(s) (commissaire(s) aux comptes), being either Shareholders or third persons.

16.3.The auditor(s), if any, shall be appointed by the General Meeting who shall determine the (a) number of auditor(s), (b) remuneration of the auditor(s) and (c) duration of the mandate of the auditor(s). The auditor(s) will hold office until their successors are elected. They may be re-elected at the end of their term and they may be removed at any time, with or without cause, by the General Meeting.

Shareholders

XVII.	SHAREHOLDERS' RESOLUTIONS

17.1.The Shareholders decide by passing resolutions either in Shareholders' meetings or, subject to the limitations set forth in the Articles and the Law, by written resolutions.

17.2.One vote is attached to each Share. The Board of Managers has the right to suspend voting rights of Shareholders who fail to comply with their obligations under the Articles or any Shareholders Agreement. Any Shareholder may further waive, temporarily or definitively, to exercise its voting rights.

17.3.Any amendment to the Articles must be approved by Shareholders representing three-quarters of the issued share capital, except as otherwise required by the Law or by the Articles.

17.4.All other Shareholders' resolutions will be taken by Shareholders representing more than half of the issued share capital of the Company, except as otherwise required by the Law or by the Articles. In case the quorum is not reached at the first meeting, the Shareholders shall be convened or consulted a second time, by registered letter, and decisions shall be adopted by a majority of the votes cast, regardless of the portion of issued share capital represented except as otherwise required by the Law or by the Articles.

XVIII.WRITTEN RESOLUTIONS

18.1.If the Company has 60 or less Shareholders, the Shareholders’ resolutions may be issued by written resolution.

18.2.The text of resolutions to be adopted by written resolution will be sent to the Shareholders in writing by the Board by registered letter, letter, e-mail or fax. Shareholders are under the obligation to cast their vote and send it back to the Board by registered letter, letter, e-mail or fax within fifteen (15) days before the proposed effective date of the resolutions. The resolutions shall become effective upon the approval of the majority as provided for by Law or these Articles for collective decisions (or subject to the satisfaction of the majority requirements, on the date set out therein). Unanimous written resolution may be passed at any time without prior notice.

18.3.Any copies or extracts of the written Shareholders' resolutions shall be certified by the Board.

XIX.GENERAL MEETINGS

19.1.General Meetings of the Shareholders of the Company will be held as required by the Law.

19.2.The notice of any General Meeting will (a) be sent to all Shareholders at least 10 Business Days prior to the date of the relevant General Meeting and (b) set out an agenda identifying in reasonable detail the matters to be discussed. The notice convening the Shareholders' meeting shall indicate the place, date, time and agenda of the meeting. The above mentioned notice requirement may be waived in writing by the concerned Shareholder(s) or by the unanimous written consent of all Shareholders at the relevant meeting of the Shareholders.

19.3.The quorum will consist of at least a majority of the Shareholders including one duly authorized representative of each of the Majority Shareholder and the Minority Shareholder, provided that if at a duly called meeting, a duly authorized representative of both Shareholders is not present, then such meeting will be adjourned for at least 10 Business Days and each Shareholder will be notified of the date, time and place of the re-called meeting at least three calendar days in advance of such meeting.

19.4.If quorum is not met for two consecutive duly called meetings of the Shareholders, the Shareholders in attendance which will represent at least a majority of the outstanding share capital of the Company will constitute a quorum for purposes of the next subsequent meeting.

19.5.General Meetings of Shareholders, including the annual general meeting, may be held abroad only if, in the discretionary opinion of the Board of Managers, circumstances of force majeure so require.

19.6.Meetings may be held by video conference, telephone and other electronic conferencing means complying with the Law and the persons convening the meeting will use commercially reasonable efforts to ensure they are held at locations reasonably convenient for all Shareholders.

19.7.Any duly constituted Shareholders' meeting represents all the Shareholders of the Company.

19.8.If the Company has only a sole Shareholder, this sole Shareholder exercises the powers granted to the general meeting of shareholders by applicable law and the Articles. Articles 194 to 196 and 199 of the Law are not applicable to that situation.

XX.PROCEDURE AT SHAREHOLDERS' MEETINGS

20.1.A Shareholder may act at a Shareholders' meeting by appointing a representative, who does not have to be a Shareholder, in writing.

20.2.Shareholder(s) may participate in a Shareholders' meeting by means of a conference call, by videoconference or by any similar means of communication enabling several persons to communicate with each other and otherwise in compliance with the Law. Such participation shall be deemed equivalent to a physical presence at the relevant meeting.

20.3.The Board may determine all other conditions that must be fulfilled in order to take part in a Shareholders' meeting.

20.4.At each meeting of the Shareholders, the Shareholders shall appoint the chair of the relevant meeting by vote of the Shareholders present or represented at such meeting representing a majority of the Shares in issue (the "Chair of the Shareholders' Meeting").

20.5.The Chair of the Shareholders' Meeting will appoint a secretary. The Shareholders will appoint one or several scrutineer(s). The Chair of the Shareholders' meeting together with the secretary and the scrutineer(s) form the bureau of the general meeting (the "Bureau").

20.6.An attendance list indicating the (a) name of the Shareholders, (b) number of shares held by them and, if applicable, (c) name of the representative, must be drawn up and signed by the members of the Bureau.

20.7.Minutes of the resolutions of the Shareholders' meeting shall be drawn up and signed by the Bureau.

20.8.Copies or extracts of the minutes of the Shareholders' meeting shall be certified by the Board.

XXI.PROTECTIVE PROVISIONS

21.1.In addition to requiring the approval of the Board, the following actions involving the Company will require prior written approval of the Minority Shareholder:

(a)enter into any share split, share or other in-kind dividend, redemption, reclassification, or reorganization transaction which could have a material adverse effect on the Minority Shareholder;

(b)amend, alter or repeal any provision of any constitutional/organizational document of the Company except in connection with an issue of New Securities;

(c)enter into any or amend the terms of any existing related party transactions between any Group Member, on the one hand, and the Majority Shareholder or any of the Majority Shareholder’s Affiliates (excluding any Group Member), on the other hand;

(d)materially change the nature of, or cease to carry on, the business of the Group;

(e)adopt or change any equity compensation plan (including, but not limited to, obligations to issue options, restricted shares and other equity compensation-related securities) of any Group Member to the extent it would result in an issuance of Shares (or any security or option convertible into Shares) which would dilute the Minority Shareholder’s holding of Shares;

(f)change a material tax or accounting policy of any Group Member, other than amendments to accounting policies of such Group Member to the extent that the changes to the policy are the result, and are meant to make the policy consistent with, the changes to applicable Law or the then current generally accepted accounting principles applicable in the jurisdiction of the Company or the applicable Subsidiary;

(g)terminate or change the independent auditor of the Company to the extent that the replacement auditor is not a nationally or internationally recognized accounting firm;

(h)issue New Securities other than where Minority Shareholder has pre-emption rights as contemplated by any Shareholders Agreement;

(i)voluntary or involuntary liquidation, dissolution or bankruptcy of any Group Member other than as part of a corporate reorganization of the Group pursuant to which all or substantially all the assets of the Group continue to be owned by the Group;

(j)change the number of Managers appointed to the Board other than as contemplated by any Shareholders Agreement;

(k)the appointment of any Group Chief Executive Officer of the Company and its Subsidiaries, save that if the Majority Shareholder has proposed one person of sufficient experience, qualifications and standing (in the reasonable opinion of the Majority Shareholder) as Group Chief Executive Officer who was not accepted by the Minority Shareholder then the Majority Shareholder shall be entitled to appoint any person as Group Chief Executive Officer by written notice to the Company;

(l)the appointment of any Chief Financial Officer of Nextel Telecomunicações Ltda. and its Subsidiaries, save that if the Majority Shareholder has proposed one person of sufficient experience, qualifications and standing (in the reasonable opinion of the Majority Shareholder) as Chief Financial Officer of Nextel Telecomunicações Ltda. and its Subsidiaries who was not accepted by the Minority Shareholder then the Majority Shareholder shall be entitled to appoint any person as Chief Financial Officer of Nextel Telecomunicações Ltda. and its Subsidiaries by written notice to the Company;

(m)any capitalization or other use of any amounts standing to the credit of the 115 account or the share premium account of the Company, except as otherwise agreed between the Shareholders;

(n)any change to the corporate reorganization contemplated by the Investment Agreement entered into between the Shareholders (including unwinding any such actions or transactions);

(o)acquire or purchase Capital Stock or assets of any Person or the acquisition by any other means of any material business, properties, assets, or Persons in any transaction or series of related transactions that requires any payment, individually or in the aggregate, in excess of $25,000,000 (but in any event excluding any capital expenditure of the Group or any acquisition of any spectrum as long as the Group has available cash or is able to raise sufficient funding to make such expenditure or acquisition);

(p)enter into any material joint ventures or establishing or acquiring any non-wholly owned Subsidiaries in each case requiring an equity investment by the Group exceeding $25,000,000;

(q)incur Indebtedness or encumber the assets of any Group Member which is in excess of $100,000,000 more than the Indebtedness existing on [date] (if any) except for or in connection with (i) Indebtedness existing on [date] (if any), (ii) financing capital expenditures in the ordinary course of business, but that in no event will exceed, in the aggregate, $100,000,000, and (iii) trade credit incurred in the ordinary course of business, but that in no event will exceed, in the aggregate, $100,000,000;

(r)loans by any Group Member to third parties, other than (i) loans entered into in the ordinary course of business not to exceed $50,000,000 individually or in the aggregate or (ii) transactions between or among the Group Members; and

(s)enter into any new material contracts of the Company which will result in revenues or expenditures to the Group of $100,000,000 or more in aggregate, excluding any renewal or extension of any such contract (and excluding any roaming agreements, RAN sharing agreements and any agreements relating to the acquisition of spectrum).

21.2.Clauses 21.1(o) to 21.1(s) above shall cease to apply if there is a change of control of the Minority Shareholder or of any Group Member.

21.3.In the event the Minority Shareholder’s Ownership Percentage is less than 20%, only clauses 21.1(c), 21.1(m) and 21.1(n) shall require the applicable written approval of the Minority Shareholder and, to the extent such action has a material disproportionate adverse economic effect on the Minority Shareholder relative to the economic rights of the Majority Shareholder, clauses 21.1(a), 21.1 (b) and 21.1 (f) shall require the prior written approval of the Minority Shareholder.

Financial Year, Distributions of Earnings; Dissolution

XXII.	FINANCIAL YEAR

22.1.The Company's financial year begins on the first day of the month of January and ends on the last day of the month of December.

XXIII.APPROVAL OF FINANCIAL STATEMENTS

23.1.At the end of each financial year, the accounts are closed and the Board will draw up the annual accounts of the Company in accordance with the Law.

23.2.The Board will submit the annual accounts of the Company to the company's auditor(s), if any, for review and to the Shareholders for approval.

23.3.Each Shareholder may inspect the annual accounts at the registered office of the Company as provided for by the Law.

XXIV.ALLOCATION OF PROFITS

24.1.From the annual net profits of the Company, five percent shall be allocated to the reserve required by the Law. This allocation will cease to be required as soon and as long as such reserve amounts to ten percent of the subscribed share capital of the Company. The remaining profits of the Company can, subject to the remaining provisions of the Articles, be used in whole or in part to (a) absorb existing losses, if any, (b) put into a reserve or provision, (c) carry it forward to the next following financial year or (d) be distributed to the Shareholders as a dividend in accordance with the Articles and any Shareholders Agreement.

24.2.The Shareholders shall determine how the remainder of the annual net profits will be allocated subject however to the remaining provisions of the Articles and any Shareholders Agreement and in the order and amount of payment set out at Article 8.2.

XXV.INTERIM DIVIDENDS

25.1.The Board is authorized to pay out interim dividends in accordance with and as permitted in the Articles and any Shareholders Agreement, in the order and amount of payment set out at Article 8.2, subject to the conditions set forth by Law.

XXVI.DISSOLUTION AND LIQUIDATION

26.1.Subject to Article XXI, the dissolution of the Company may be resolved by its Shareholders with the same quorum and majority required to amend the Articles, unless otherwise provided by the Law.

26.2.Should the Company be dissolved, the liquidation will be carried out by one or more liquidators appointed by the Shareholders determining powers and compensation of the liquidator(s).

26.3.After payment of all the outstanding debts of and charges against the Company, including taxes and expenses pertaining to the liquidation process, the remaining net assets of the Company shall be distributed to the Shareholders in accordance with Section 8.2 of the Articles.

Miscellaneous

XXVII.	APPLICABLE LAW

27.1.All matters not governed by the Articles shall be determined by the applicable law.

XXVIII. DEFINED TERMS

For the purposes of these Articles, the following terms shall have the meanings specified in this Section 28.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediates, controls or is controlled by, or is under common control with, such person.

“Applicable Ownership Percentage” shall mean, with respect to a Shareholder, the ratio of the number of Shares held by the Shareholder to the total of all then issued and outstanding Shares, expressed as a percentage.

“Articles” has the meaning set forth in Section 1.1.

“Board” or “Board of Managers” has the meaning set forth in Section 10.1.

“Board Participant” has the meaning set forth in Section 10.4.

“Bureau” has the meaning set forth in Section 20.5.

“Business Day” any day of the year that is not a Saturday, a Sunday or any other day on which commercial banks are authorized or required by law to be closed in the cities of Stockholm, Sweden, New York, New York, São Paulo, Brazil, Amsterdam, The Netherlands, or Luxembourg City, Luxembourg.

“Capital Stock” means (a) with respect to any Person that is a corporation, any and all shares, interests, participation or other equivalents (however designated and whether or not voting) of corporate stock, and (b) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

“Chair of the Board” has the meaning set forth in Section 10.8.

“Chair of the Shareholders’ Meeting” has the meaning set forth in Section 20.4.

“Class A Resident Manager” or “Class B Resident Manager” means a Class A Manager or Class B Manager, respectively, that meets the residency requirements under the Law to qualify as Luxembourg resident.

“Class A Manager” has the meaning set forth in Section 10.2.

“Class B Manager” has the meaning set forth in Section 10.2.

“Company” has the meaning set forth in Section 1.1.

“Distribution” means any dividend, liquidation boni, return of capital or similar distribution with respect to the Shares including of reserves and premium.

“General Meeting” has the meaning set forth in Section 14.4.

“Group” means the Company and its Subsidiaries and “Group Member” means any of them.

“Indebtedness” of any Person means, without duplication, (i) the principal, accrued value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (iii) all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof); (iv) all obligations of the type referred to in clauses (i) through (iii) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

“Law” has the meaning set forth in Section 1.1.

“Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, voting trust or agreement or transfer restriction under any shareholder or similar contract.

“Liquidation Event” has the meaning set forth in Section 8.1(d).

“Majority Shareholder” has the meaning set forth in Section 10.1.

“Manager” has the meaning set forth in Section 10.1.

“Minority Shareholder” has the meaning set forth in Section 10.1.

“New Securities” means any Capital Stock and any rights, options, warrants to purchase share capital and securities of any type which are, or may become, convertible, or exchangeable for, Capital Stock, that is not issued and outstanding on the date hereof; provided, however, that “New Securities” does not include the following: (i) securities issued (A) in connection with the acquisition of another business entity by the Company, whether by merger, business combination, joint venture, purchase of all or substantially all of the assets of such entity or otherwise or (B) in connection with any lending, financing or leasing arrangement approved by the Board or (ii) securities issued as a result of any stock split, dividend, distribution, reclassification or reorganization of the Company’s equity securities.

“Notice” has the meaning set forth in Section 12.1.

“Ordinary Share Original Issuance Price” means $[•] for each Ordinary Share, (excluding, for the avoidance of doubt, any amounts paid or contributed into the 115 account or share premium account of the Company by the Minority Shareholder).

“Ordinary Shares” has the meaning set forth in Section 6.1.

“Ordinary Shareholders” has the meaning set forth in Section 6.1.

“Permitted Transferee” has the meaning given in the Shareholders Agreement.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust unincorporated organization or other entity of any kind.

“Preferred Share Investment Return” has the meaning set forth in Section 8.1(a).

“Preferred Share Original Issuance Price” means $[•] for each Preferred Share (excluding, for the avoidance of doubt, any amounts paid or contributed into the 115 account or share premium account of the Company by the Minority Shareholder).

“Preferred Share Return” means for each Preferred Share, an amount equal to 2% of the Preferred Share Original Issuance Price from the date of issuance of such share, compounded annually.

“Preferred Shareholder” has the meaning set forth in Section 6.1.

“Preferred Shares” has the meaning set forth in Section 6.1.

“Share” or “Shares” has the meaning set forth in Section 6.1.

“Shareholders Agreement” has the meaning set forth in Section 7.2.

“Shareholders” has the meaning set forth in Section 1.2.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding shares or other equity interests as to have: (i) more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity, or (ii) the right to receive more than 50% of the surplus assets on a dissolution or winding-up of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein will be a reference to Subsidiaries of the Company.

“Transfer” shall mean, (a) when used as a verb, to sell, transfer, assign, encumber, pledge, hypothecate, grant any right, option, profit participation or other interest in, or otherwise dispose of, directly or indirectly, voluntary or involuntarily, by operation of law or otherwise, and (b) when used as a noun, a direct or indirect, voluntary or involuntary, sale, transfer, assignment, encumbrance, pledge, hypothetication, grant of any right, option, profit participation or other interest, or other disposition by operation of law or otherwise.